April 15, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Palomar Medical Technologies, Inc. (the “Company”) to be held on Ma y 15, 2002 at 10:00 a.m. at the Radisson Hotel, 15 Middlesex Canal Park Road, Woburn, Massachusetts 01801, and thereafter as it may be adjourned from time to time.

     At the meeting, you will be asked to consider and act upon proposals to (i) elect seven directors of the Company, (ii) ratify the selection of our independent auditors for fiscal 2002 and (iii) transact such other business as may properly come before the meeting or any adjournments thereof.

     Details of the matters to be considered at the meeting are contained in the proxy statement, which we urge you to consider carefully.

     As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may Internet vote at www.proxyvote.com or telephone vote at 1-800-454-8683. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.

     Thank you for your cooperation, continued support and interest in Palomar Medical Technologies, Inc.

Sincerely, Louis P. Valente Chief Executive Officer and Chairman

PALOMAR MEDICAL TECHNOLOGIES, INC.
82 Cambridge Street

Burlington, Massachusetts 01803

Notice of the
2002 Annual Meeting of Stockholders

To the stockholders of PALOMAR MEDICAL TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Palomar Medical Technologies, Inc. (the “Company”), a Delaware corporation, will be held on May 15, 2002 at 10:00 a.m. at the Radisson Hotel, 15 Middlesex Canal Park Road, Woburn, Massachusetts 01801, and thereafter as it may be adjourned from time to time.

     At the meeting, the stockholders will be asked:

     1. To elect seven directors of the Company to serve until the 2003 annual meeting of stockholders and until their respective successors are elected and have qualified.

     2. To ratify the selection of Arthur Andersen LLP as our independent auditors for the fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 21, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     We hope that all stockholders will be able to attend the meeting in person. In order to assure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the meeting. A postage-prepaid envelope has been enclosed for your convenience. Alternatively, you may Internet vote at www.proxyvote.com or telephone vote at 1-800-454-8683. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors Louis P. Valente Chief Executive Officer and Chairman

April 15, 2002

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY.

PLEASE FILL IN, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

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PALOMAR MEDICAL TECHNOLOGIES, INC.
82 Cambridge Street

Burlington, Massachusetts 01803

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2002

     The enclosed proxy is solicited by the Board of Directors of Palomar Medical Technologies, Inc. (the “Company”) for use at the 2002 Annual Meeting of Stockholders to be held on May 15, 2002 at 10:00 a.m. at the Radisson Hotel, 15 Middlesex Canal Park Road, Woburn, Massachusetts 01801, and thereafter as it may be adjourned from time to time.

     We intend to mail this proxy statement, the accompanying form of proxy and Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2001 to all stockholders entitled to vote on or about April 15, 2002. The costs of soliciting proxies will be borne by us.

     Only stockholders of record at the close of business on March 21, 2002 will be entitled to vote at the meeting or any adjournments thereof. As of February 22, 2002, 10,514,979 shares of our common stock, $.01 par value, were issued and outstanding. Each share entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. There is no other class of our voting securities entitled to vote at the meeting.

     To establish a quorum to transact business at the meeting, there must be present at the meeting, in person or by proxy, a majority of the shares of common stock issued, outstanding, and entitled to vote at the meeting. Shares represented by executed proxies received by us will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

     To be elected, a director must receive a plurality of the votes of the common stock present, in person, or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of a majority of the common stock, present, in person, or represented by proxy at the Annual Meeting and entitled to vote thereon, is necessary to ratify the selection of the independent auditors.

     Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. The proxy may be revoked at any time before it is exercised, by written notice to the Assistant Secretary prior to the meeting, or by giving to the Assistant Secretary a duly executed proxy bearing a later date than the proxy being revoked, at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified therein. Proxies which are executed but which do not contain any specific instructions will be voted as recommended by us.

     In accordance with Delaware law, abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretion to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote against a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will therefore have no legal effect on the vote on that particular matter.

     Votes will be tabulated by our transfer agent, American Stock Transfer & Trust Company.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Our directors are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. In general, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director, or for all directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

     The following table sets forth certain information concerning our executive officers and each nominee for election as a director. Each of the nominees currently serves as a director.

Name	Age	Positions and Offices With the Company

Louis P. Valente	71	Chairman and Chief Executive Officer
Joseph P. Caruso	43	Director, President and Chief Operating Officer
Jeanne Cohane	55	Director
Jay Delhanty	52	Director
Nicholas P. Economou	53	Director
James G. Martin	66	Director
A. Neil Pappalardo	60	Director

     LOUIS P. VALENTE. Mr. Valente has been one of our directors since February 1, 1997. On May 14, 1997, he became our Chief Executive Officer, and on September 15, 1997, he became our Chairman of the Board. From 1968 to 1995, Mr. Valente held numerous positions at Perkin Elmer, Inc. (formerly EG&G,Inc.), a provider of drug discovery, research and clinical screening products, services and technologies for the life science industry in addition to products for aerospace, chemical, environmental, medical, photography, security and other global arenas. In 1968, he began his career at EG&G,Inc. as an Assistant Controller and held executive positions, including Corporate Treasurer, before becoming Senior Vice President of EG&G,Inc., presiding over and negotiating acquisitions, mergers and investments. Currently, Mr. Valente serves as a director of MKS Instruments, Inc., and SurgiLight, Inc., both publicly held companies, and several private companies. Mr. Valente is a Certified Public Accountant and a graduate of Bentley College.

     JOSEPH P. CARUSO. Mr. Caruso has been one of our directors since October 23, 2001. Mr. Caruso currently serves as our President and Chief Operating Officer and is responsible for all aspects of operational controls. Mr. Caruso joined our company in 1992 and had served as our Vice President and Chief Financial Officer. Mr. Caruso was also strategically involved in our restructuring during the past few years. From 1981 to 1992, Mr. Caruso was a Chief Financial Officer for a private manufacturing company and a manager with an international public accounting firm.

     JEANNE COHANE. Ms. Cohane has been one of our directors since June 7, 2000. Ms. Cohane has over eighteen years of experience in the cosmetic business. Ms. Cohane has spent most of her career in the retail beauty market where she was a senior member of the Crabtree & Evelyn management team and served as Managing Director of their private label company. Crabtree & Evelyn, an international company, is well known and respected for its beauty products and consumer based market approach. Ms. Cohane has many years of experience in strategic planning, business development and product expansion, leadership and management of all areas of operations.

     JAY DELAHANTY. Mr. Delahanty has been one of our directors since May 16, 2001. Mr. Delahanty has been a venture capitalist for twenty years at American Research and Development, Morgan, Holland Ventures (now OneLibertyVentures) and, currently, DelTech Ventures. Mr. Delahanty began his career at Arthur D. Little, Inc., as an engineering and management consultant. He is a Director of five privately held technology companies: PHT Corp., Promontory Software Technology, Orion’s Belt, SolmeteX, Inc. and U.S. Inspect. Mr. Delahanty holds a B.S. and M.S. in Mechanical Engineering from MIT and an MBA from Stanford University.

     NICHOLAS P. ECONOMOU. Dr. Economou has been one of our directors since November 13, 1997. Dr. Economou is the Chief Operating Officer of AXSUN Technologies, a developer and manufacturer of photonic subsystems for the optical communications industry. Before joining AXSUN, Dr. Economou was Chief Operating Officer of FEI Company, a manufacturer of production and analytical equipment for the semiconductor and data storage industries. Previously, he was Chairman, President and Chief Executive Officer of Micrion Corporation, which merged with FEI in August 1999. At Micrion, he was Vice President of Engineering from 1984 until his appointment as Chief Executive in 1990. Dr. Economou then led the company through a turnaround, which culminated in an initial public offering in May of 1994. Before joining Micrion, Dr. Economou worked at the Massachusetts Institute of Technology’s Lincoln Laboratory where he managed a group developing advanced semiconductor technology, and at Bell Telephone Laboratories in Homdel, New Jersey, where he conducted research in optical communications technology. He also served at the Air Force Weapons Laboratory in Albuquerque, New Mexico, while on active duty in the U. S. Air Force. He received his B.A. in physics from Dartmouth College and his M.A. and Ph.D. in physics from Harvard University.

     JAMES G. MARTIN. Dr. Martin has been one of our directors since June 2, 1997. Since 1995, Dr. Martin has served as the Vice President at the Carolinas Medical Center. Since 1993, he has also been the Chairman of the Research Development Board of the Carolinas Medical Center. From 1985 until 1993, Dr. Martin was the Governor of North Carolina and from 1973 until 1984, he served as a United States Congressman from North Carolina. Dr. Martin currently serves as a director for Duke Energy Company, Family Dollar, Inc., and aaiPharma, Inc. Dr. Martin has a B.S. in chemistry from Davidson College and a Ph.D. in chemistry from Princeton University.

     A. NEIL PAPPALARDO. Mr. Pappalardo has been a director since June 2, 1997. Mr. Pappalardo is the founder and serves as the Chairman and Chief Executive Officer of Medical Information Technology, Inc., a provider of software systems to hospitals in the United States, Canada and the United Kingdom with over 1,800 employees. Mr. Pappalardo serves on the Executive as well as various other operational and academic committees at M.I.T., is a trustee of the New England Aquarium and serves on its Board of Governors. Mr. Pappalardo received his B.S. in electrical engineering from M.I.T.

     All directors will hold office until our 2003 Annual Meeting of Stockholders or special meeting in lieu thereof (and thereafter until their successors have been duly elected and qualified).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MS. COHANE AND MESSRS. CARUSO, DELAHANTY, ECONOMOU, MARTIN, PAPPALARDO AND VALENTE AS OUR DIRECTORS.

Committees and Meetings of the Board

     All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during the year ended December 31, 2001. The Board of Directors met four times during the year ended December 31, 2001 and acted one time by unanimous written consent. The Board currently has three committees.

     The Executive Committee consists of Ms. Cohane and Messrs. Pappalardo and Valente and was formed on June 13, 1997. The Executive Committee did not meet during the year ended December 31, 2001. The Executive Committee is authorized to exercise all of the powers of the Board of Directors except those not permitted by the Delaware Corporation Law. All business transacted by the Executive Committee is subject to approval by the Board of Directors at its next regular meeting if required by resolution of the Board of Directors, by Delaware Corporation Law, by our Restated Certificate of Incorporation or our By-laws. To the extent it may lawfully do so, the Executive Committee may initiate any action which the Board of Directors could initiate and may oversee and direct our day-to-day operations.

     The Compensation Committee consists of Messrs. Martin and Pappalardo, non-employee directors, and held three meetings during the year ended December 31, 2001. The Compensation Committee’s functions include the administration of our stock option plans and stock purchase plan, fixing the salaries and determining the supplemental compensation awards, if any, of members of the Board of Directors who are our officers or employees.

     The Audit Committee consists of Messrs. Delahanty, Economou and Pappalardo, non-employee directors, and held four meetings during the year ended December 31, 2001. The Audit Committee’s functions include making recommendations to the Board of Directors relative to the appointment of independent public accountants, conferring with our independent public accountants regarding the scope and the results of our audit and reporting the same to the Board of Directors, reviewing our internal accounting procedures, and reviewing our existing and contemplated investments.

Director Compensation

     Outside directors received $20,000 each per year for their services as a director and $5,000 per year, per committee, for their services as members of any committee of the Board of Directors. In addition, for their services as directors, Ms. Cohane and Messrs. Economou, Martin and Pappalardo each received an option to purchase 15,000 shares of our common stock at $1.00 per share. These options vest annually in three equal installments and expire 90 days from the date on which their service as a Board member terminates. In accordance with our policy, directors who are our employees serve as directors without compensation. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Directors meetings.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF AUDITORS

     The persons named in the enclosed proxy will vote to ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2002 unless otherwise directed by the stockholders. That firm has served as our independent auditors since 1989. A representative of Arthur Andersen LLP is expected to be present at the meeting, and will have the opportunity to make a statement and is expected to be available to answer appropriate questions from stockholders.

     The Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interest of the Company and its shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO SELECT ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2002.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of our directors or executive officers has any interest in the adoption of the above proposals.

EXECUTIVE OFFICERS

Name	Age	Positions and Offices With the Company

Louis P. Valente	71	Chairman and Chief Executive Officer
Joseph P. Caruso	43	President and Chief Operating Officer

     Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board or until their respective successors have been duly elected and qualified. None of the nominees is related by blood, marriage or adoption to any of our directors or executive officers.

Executive Officer Compensation

     The following table sets forth certain information concerning the compensation for services rendered to us for the fiscal years ended December 31, 1999, 2000 and 2001 for our CEO and our other executive officers whose salary and bonuses exceeded $100,000 (the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Long-Term Compensation Awards Securities Underlying Options/Warrants (1)(#)	All Other Compensations (2)($)

Louis P. Valente	12/31/01	$250,000	$ –	325,000	$ –
Chairman and Chief	12/31/00	$270,000	$ –	150,000	$ –
Executive Officer	12/31/99	$290,859	$350,000	200,000	$ –
Joseph P. Caruso	12/31/01	$250,000	$ –	325,000	$ –
Director, President and Chief	12/31/00	$250,000	$ –	125,000	$ –
Operating Officer	12/31/99	$230,000	$ 48,000	125,000	$ 40,962(3)

(1)	During fiscal 2001, 2000, and 1999, we did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the Named Executive Officers.

(2)	In accordance with regulations promulgated by the SEC, perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.

(3)	Paid in lieu of (untaken but contractually allotted) vacation time for fiscal years 1992 through 1998.

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Option and Warrant Grants in Last Fiscal Year

     The following table sets forth certain information regarding the stock options and warrants that we granted during 2001 to the Named Executive Officers:

Option/Warrants Grants in Last Fiscal Year

Name and Principal Position	Number of Shares Underlying Options/Warrants Granted (#)		Percent of Total Options/Warrants Granted To Employees in Fiscal Year (1)	Exercise of Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($) (2)

Louis P. Valente	325,000	(3)	20.2%	$1.00	4/3/11	$249,373	(4)
Chairman and Chief
Executive Officer
Joseph P. Caruso	325,000	(3)	20.2%	$1.00	4/3/11	$249,373	(4)
Director, President
and Chief Operating
Officer

(1)	We granted options/warrants to purchase an aggregate of 1,611,100 shares of common stock to all employees other than Named Executive Officers and granted options/warrants to purchase an aggregate of 650,000 shares to all Named Executive Officers as a group (2 persons) during fiscal 2001.

(2)	This column sets forth the present value of the grants at the date of grant, using the Black-Scholes pricing model.

(3)	These options vest annually in three equal installments and expire on April 3, 2011.

(4)	The assumptions used in calculating the Black-Scholes value were $1.00 as fair market value, 4-year term, 1.14 volatility, 4.46% risk free interest rate and no yield or premiums.

Fiscal Year End Option and Warrant Values

     The following warrants and options to purchase common stock were held by the Named Executive Officers at December 31, 2001. None of such Named Executive Officers exercised any warrants or options during the year ended December 31, 2001:

Aggregated Option/Warrant Exercises in Last Fiscal Year

	Number of Securities Underlying Unexercised Options/Warrants (1) Fiscal Year End (#)		Value of Unexercised in-the-Money Options/Warrants at Fiscal Year End ($) (2)
Name and Principal Position	Exercisable	Unexercisable	Exercisable	Unexercisable

Louis P. Valente	210,000(3)	465,000(4)	None	$364,000(5)
Chairman and Chief
Executive Officer
Joseph P. Caruso	166,667(6)	408,333(7)	None	$364,000(8)
Director, President and Chief
Operating Officer

(1)	We have not granted any stock appreciation rights and our stock plans do not provide for the granting of such rights.

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(2)	Value is based on the December 31, 2001 closing price on the NASDAQ Small Cap Market of $1.12 per share. Actual gains, if any, on exercise will depend on the value of the common stock on the date of the sale of the shares.

(3)	Consists of 160,000 options to purchase common stock at an exercise price of $3.1875 per share that expire on May 31, 2009 and 50,000 options to purchase common stock with an exercise price of $1.96875 per share that expire on January 31, 2010.

(4)	Consists of 40,000 options to purchase common stock at an exercise price of $3.1875 per share that vest on May 15, 2002 and expires on May 31, 2009. Consists of 100,000 options to purchase common stock at an exercise price of $1.96875 per share of which 50,000 options vest on each February 1 of 2002 and 2003 and all expire on January 31, 2010. Consists of 325,000 options to purchase common stock at an exercise price of $1.00 per share of which 108,333 options vest on each April 4 of 2002, 2003 and 2004 and all expire on April 3, 2011.

(5)	Consists of 325,000 options to purchase common stock at an exercise price of $1.00 per share. 108,333 options vest on each April 4 of 2002, 2003 and 2004 and all expire on April 3, 2011.

(6)	Consists of 125,000 options to purchase common stock at an exercise price of $3.187 per share that expires on May 31, 2009 and 41,667 options to purchase common stock at an exercise price of $1.96875 per share that expires on January 31, 2010.

(7)	Consists of 83,333 options to purchase common stock at an exercise price of $1.96875 per share of which 41,666 options vest on each February 1, 2002 and 2003 and all expire on January 31, 2010. Consists of 325,000 options to purchase common stock at an exercise price of $1.00 per share of which 108,333 options vest on each April 4 of 2002, 2003 and 2004 and all expire on April 3, 2011.

(8)	Consists of 325,000 options to purchase common stock at an exercise price of $1.00 per share. 108,333 options vest on each April 4 of 2002, 2003 and 2004 and all expire on April 3, 2011.

Other Employee Benefit Plans

   Employee Stock Purchase Plan

     Our employee stock purchase plan was adopted by the Board of Directors and approved by the stockholders in 1996. The employee stock purchase plan permits employees who are employed for at least twenty hours per week and more than five months in a calendar year to purchase our common stock, through payroll deductions, which may not exceed 15% of an employee’s compensation, at the lower of 85% of the fair market value of the common stock at the beginning or at the end of each three month period. The employee stock purchase plan provides for four offerings during each fiscal year, each having a duration of three months. The number of shares of common stock reserved for issuance under the employee stock purchase plan is 500,000 and as of the end of the fiscal year 372,499 shares of common stock remained available for issuance thereunder.

   401(k) Plan

     We have a 401(k) Plan, which covers substantially all employees who have attained the age of 18 and are employed for at least two hundred fifty hours during a three-month period. Employees may contribute up to the maximum amount allowed by the Internal Revenue Service, subject to restrictions defined by the Internal Revenue Service. At our discretion, we may make a matching contribution in cash or our common stock up to 50% of all employee contributions in each plan year. Our contributions vest over a three-year period from date of hire. The number of shares of common stock reserved for issuance under the 401(k) Plan is 1,000,000 and as of the end of the fiscal year 684,049 shares of common stock remained available for issuance thereunder.

Employment Agreements

     Mr. Valente serves as our Chairman and Chief Executive Officer at an annual base salary of $250,000 pursuant to a two-year employment agreement dated as of July 1, 2001. This agreement automatically renews for successive two-year periods absent notice of non-renewal by either party. Mr. Valente’s agreement provides that, in the event of termination by us without cause or termination by Mr. Valente for good reason without a change in control, we shall pay him two year’s salary as then in effect in addition to any earned incentive compensation, and continue benefits and insurance payments for two years. The agreement further provides that in the event of termination by reason of death, Mr. Valente’s beneficiaries shall receive the base salary that Mr. Valente would have received for one year following his death (plus any pro rata bonus to which he would have been entitled). In the event of termination due to a change in control, Mr. Valente is entitled to receive three times his annual salary as then in effect (plus any bonus to which he would have been entitled) and the continuation of benefits and insurance payments for two years.

     Mr. Caruso serves as our President, Chief Operating Officer and a Director at an annual base salary of $250,000 pursuant to a two-year employment agreement dated as of July 1, 2001. This agreement automatically renews for successive two-year periods absent notice of non-renewal by either party. Mr. Caruso’s agreement provides that, in the event of termination by us without cause or termination by Mr. Caruso for good reason without a change in control, we shall pay him two year’s salary as then in effect in addition to any earned incentive compensation, and continue benefits and insurance payments for two years. The agreement further provides that in the event of termination by reason of death, Mr. Caruso’s beneficiaries shall receive the base salary that Mr. Caruso would have received for one year following his death (plus any pro rata bonus to which he would have been entitled). In the event of termination due to a change in control, Mr. Caruso is entitled to receive three times his annual salary as then in effect (plus any bonus to which he would have been entitled) and the continuation of benefits and insurance payments for two years.

     Both agreements provide for bonuses as determined by the Board of Directors, and employee benefits, including vacation, sick pay and insurance, in accordance with our policies. Each of the employment agreements also prohibits the employee from directly or indirectly competing with us for a period of one-year following termination of employment.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Messrs. Martin and Pappalardo, non-employee directors. Our Chief Executive Officer, Louis P. Valente, serves on the Board of Directors of Medical Information Technology, Inc. Mr. Pappalardo is the Chief Executive Officer of Medical Information Technology, Inc. Mr. Valente does not serve on the Compensation Committee of Medical Information Technology, Inc.

Report of the Compensation Committee of the Board of Directors

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND OUR STOCK PRICE PERFORMANCE GRAPH CONTAINED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Introduction

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Company’s primary objective is to maximize stockholder value. As a result, the Compensation Committee strives to ensure that the Company’s executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company’s achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals. The Compensation Committee believes that the total compensation of executive officers should reflect the scope of their responsibilities, the success of the Company and the contribution of each executive to that success.

Compensation Programs

     Base Salary. Base salaries are intended to approximate the average salaries for comparable positions at similar organizations of comparable size and complexity to the Company. Base pay increases vary according to individual contributions to the Company’s success and comparisons to similar positions within the Company and at other comparable companies.

     Bonus Plans. Executive officers are awarded bonuses at the discretion of the Compensation Committee. The factors that the Compensation Committee evaluates in exercising its discretion include return on assets, growth in income and return on sales, as well as a subjective assessment of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for stockholders. The relative weighting of the operating measures and subjective evaluation varies depending on the executive’s role and responsibilities within the organization. No executive bonuses were awarded in 2001.

     Stock Options/Warrants. The primary goal of the Company is to excel in the creation of long-term value for stockholders; the Compensation Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Compensation Committee views stock options/warrants as one of the more important components of the Company’s long-term, performance-based compensation philosophy. The grant of options/warrants to key employees encourages equity ownership in the Company, and closely aligns management’s interests to the interests of all the stockholders. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Company permanently, stock options/ warrants are an incentive for key employees to remain with the Company long-term. These options/warrants are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options/warrants granted by the Company to its executive officers and other employees have exercise prices equal to or in excess of the fair market value at the time of grant. Options/warrants vest and become exercisable at such time as determined by the Board. The initial grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals.

     Other. Executive officers and certain other key officers are covered under a corporate sponsored variable universal life insurance policy. In addition to the foregoing, officers participate in compensation plans available to all employees such as the Company’s 401(k) retirement plan and Employee Stock Purchase Plan. See “Executive Compensation - Other Employee Benefit Plans.”

Compensation of Chief Executive Officer

     The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to chief executive officer salaries at comparable companies, include the Company’s operating and financial performance, as well as his leadership and establishment and implementation of the strategic direction for the Company. Mr. Valente’s salary was established using the same criteria as for the Company’s other executive officers, as discussed above, and was determined by direct negotiations between Mr. Valente and the entire Board of Directors at the time he accepted the position of Chief Executive Officer. The Board considered as part of its subjective evaluation, among other factors, Mr. Valente’s (i) over two decades of experience in a high-level executive position with a large, well-established high-technology company (Perkin Elmer, Inc., formerly EG&G,Inc.), (ii) outstanding reputation and contacts in the local business community, and (iii) extensive knowledge of finance and accounting.

     By the Compensation Committee of the Board of Directors of Palomar Medical Technologies, Inc.

James G. Martin A. Neil Pappalardo

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Performance Graph

     The Securities and Exchange Commission requires that we include in this proxy statement a line-graph presentation comparing cumulative five-year shareholder returns for our common stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by us. Our common stock has been publicly traded since December 18, 1992.

     The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from December 31, 1996 through December 31, 2001 comparing the return on our common stock with the NASDAQ Stock Market Total Return Index and the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index. No dividends have been declared or paid on our common stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

Comparison of Five-Year Cumulative Total Return

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Company’s Board of Directors is currently composed of three members and acts under a written charter adopted and approved on February 4, 2002. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held four meetings during the fiscal year ended December 31, 2001.

     Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants, Arthur Andersen LLP (“Andersen”), are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles and issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

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•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or significant methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

     The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2001, and discussed these financial statements with the Company’s management. Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 Communication with Audit Committees with Andersen, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

     The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company, which are referred to below, is compatible with maintaining such auditors’ independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

     Management has advised us that for the year ended December 31, 2001, the Company was billed by its independent auditors, Andersen, for services in the following categories:

   Audit Fees:

     Andersen billed the Company an aggregate of $105,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the last fiscal year ended December 31, 2001.

   Financial Information Systems Design and Implementation Fees:

     Andersen did not bill the Company for any professional services rendered for the fiscal year in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

   All Other Fees:

     Andersen billed the Company an aggregate of $43,000 for all other services rendered for the most recent fiscal year. Other services consist of tax advice and tax return assistance of $20,000 and audit of third party royalty payments of $23,000.

     We have considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Andersen’s independence.

     By the Audit Committee of the Board of Directors of Palomar Medical Technologies, Inc.

A. Neil Pappalardo Nicholas Economou, Ph. D. Jay Delahanty

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists ownership of our common stock for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information for our directors and officers is as of February 22, 2002. Information for the beneficial owners of at least 5% of our shares is as of the latest reports by those entities received by us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class (1)

Louis P. Valente(2)	399,335	3.8%
82 Cambridge Street
Burlington, MA 01803

Joseph P. Caruso(3)	336,022	3.2%
82 Cambridge Street
Burlington, MA 01803

A. Neil Pappalardo(4)	285,334	2.7%
82 Cambridge Street
Burlington, MA 01803

Nicholas P. Economou(4)	54,762	*
82 Cambridge Street
Burlington, MA 01803

James G. Martin(4)	53,334	*
82 Cambridge Street
Burlington, MA 01803

Jeanne Cohane(5)	11,667	*
82 Cambridge Street
Burlington, MA 01803

The Rockside Foundation(6)	1,578,185	15.0%
524 North Avenue
New Rochelle, NY 10801
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Mark T. Smith(6)	1,578,185	15.0%
7670 First Place
Oakwood, OH 44146

The R. Templeton Smith Foundation(6)	1,578,185	15.0%
3001 Fairmont Blvd
Cleveland Heights, OH 44118

Royce & Associates, Inc.(7)	924,800	8.8%
1414 Avenue of the Americas
New York, NY 10019

Citigroup, Inc.(8)	702,504	6.7%
399 Park Avenue
New York, NY 10043

Associated Madison Companies, Inc.(8)	681,705	6.5%
399 Park Avenue
New York, NY 10043

The Travelers Insurance Company(8)	681,705	6.5%
One Tower Square
Hartford, CT 06183

The Travelers Insurance Group, Inc.(8)	681,705	6.5%
One Tower Square
Hartford, CT 06183

PFS Services, Inc(8)	681,705	6.5%
3120 Breckinridge Blvd
Duluth, GA 30199-0001

All Directors and Executive Officers as Group	1,140,454	10.8%

*	Less than one percent.

(1)	Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage ownership is based on 10,514,979 shares of common stock issued and outstanding as of February 22, 2002.

(2)	Includes 368,334 shares of common stock that Mr. Valente has the right to acquire within 60 days pursuant to the exercise of options.

(3)	Includes 316,667 shares of common stock that Mr. Caruso has the right to acquire within 60 days pursuant to the exercise of options, and 9,809 shares held in our 401(k) Plan.

(4)	Includes 53,334 shares of common stock that each of these directors has the right to acquire within 60 days pursuant to the exercise of options and warrants.

(5)	Includes 11,667 shares of common stock that this director has the right to acquire within 60 days pursuant to the exercise of options and warrants.

(6)	Based on information provided in Amendment No. 7 to a Schedule 13D/A, filed on February 28, 2001, and supplemental information provided by the entities’ attorney. Includes shares beneficially owned with respect to which the entities listed share voting and dispositive power. Includes 428,570 shares of common stock that the entities have the right to acquire within 60 days pursuant to the exercise of warrants. The entities may disclaim that they constitute a “group” for purposes of owning these shares.

(7)	Based on information provided in Amendment No. 1 to a Schedule 13G/A, filed on February 8, 2002.

(8)	Based on information provided in Amendment No. 7 to a Schedule 13G/A, filed on February 12, 2002. Includes shares beneficially owned with respect to which the entities listed share voting and dispositive power, and further assumes exercise/conversion of certain securities. The entities may disclaim that they constitute a “group” for purposes of owning these shares.

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COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. To our knowledge, based solely on review of the copies of such reports furnished to us during, and with respect to, our most recent fiscal year, or written representations that Form 5 was not required, we believe that the Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with, except on May 16, 2001 Jay Delahanty became one of our directors and the Form 3 initial report of ownership was not filed until February 6, 2002.

SOLICITATION

     No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain of our employees. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by us.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholders who wish to present proposals appropriate for consideration at our 2003 Annual Meeting of Stockholders must submit the proposals in proper form to our Assistant Secretary at our address set forth on the first page of this proxy statement not earlier than the 120th day (January 15, 2003) nor later than the 90th day (February 14, 2003) prior to the first anniversary of the preceding year’s annual meeting of stockholders in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to such Annual Meeting.

MISCELLANEOUS

     The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION

     Stockholders of record on March 21, 2002 will receive a proxy statement and our 2001 Annual Report on Form 10-K (excluding exhibits), which contains detailed financial information concerning us. Written requests for additional copies of these forms may be submitted to Paul S. Weiner, Treasurer, Palomar Medical Technologies, Inc., 82 Cambridge Street, Burlington, Massachusetts 01803 or ir@palmed.com. In addition, you may visit our home page at www.palmed.com or the SEC’s website at www.sec.gov that contains reports, proxy and other SEC filings.

     APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of Palomar Medical Technologies, Inc.‘s (the “Company”) financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the NASD.

Accordingly, all of the members will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

2.	Who are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Committee. At least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities);

3.	Who have not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

4.	Who have no immediate family member who has been employed by the Company or an affiliate of the Company as an executive officer in any of the past three years (an immediate family member includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person’s home);

5.	Who is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company’s executives;

6.	Who did not within the last fiscal year receive from the Company or any affiliate of the Company compensation – other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation – greater than $60,000; and

7.	Who has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company’s securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company’s or business organization’s consolidated gross revenues.

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Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report in Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61.

•	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the matters (if any) required to be discussed by SAS No. 61 in connection with the interim financial reviews conducted by the outside auditors; this review will occur prior to the Company’s filing of the Form 10-Q.

•	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls, accounting policies and estimates.

•	The Committee shall review and reassess the adequacy of this Charter at least annually.

•	The Committee shall:

•	request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

•	discuss with the outside auditors any such disclosed relationships or services and their impact on the outside auditor’s independence; and

•	recommend that the Board take appropriate action to oversee the independence of the outside auditor.

•	The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

•	The Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Based on the criteria set forth in Item 306(a) of Regulation S-K and, if so determined by the Committee, recommend to the Board that the audited financial statements for each fiscal year be included in the Company’s Annual Report on Form 10-K in respect of such year.

•	The Committee will perform such other functions as may be required by law, the Company’s Articles of Organization or its By-Laws.

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•	The Committee shall annually inform the outside auditor, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Committee or its Chairman about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Committee prior to its next scheduled meeting.

•	The Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Committee and the Controller any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Committee prior to disclosure or filing of the interim financial information, or the Committee’s next scheduled meeting.

•	The Committee shall direct management to advise the Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

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